                                                                   Exhibit 24

                                                            MEDIUM TERM NOTES
                                                                     SERIES F

                               POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints HAROLD A. WAGNER or ARNOLD H. KAPLAN or JAMES H. AGGER, acting severally, his/her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him/her and in his/her name, place and stead, in any and all capacities, to sign a Registration Statement for the registration of up to $500,000,000 aggregate principal amount of Medium-Term Notes, Series F of Air Products and Chemicals, Inc., and any and all amendments thereto, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities and Exchange Act of 1933, this Power of Attorney has been signed below by the following persons in the capacities and on the dates indicated.


        SIGNATURE                             TITLE                              DATE
        ---------                             -----                              ----
 /s/ Harold A. Wagner                         Director and Chairman              March 21, 1996
- ------------------------------                of the Board
    (Harold A. Wagner)                        (Principal Executive Officer)

  /s/ Dexter F. Baker                         Director                           March 21, 1996
- ------------------------------
     (Dexter F. Baker)

  /s/ Tom H. Barrett                          Director                           March 21, 1996
- ------------------------------
     (Tom H. Barrett)

  /s/ L. Paul Bremer, III                     Director                           March 21, 1996
- ------------------------------
     (L. Paul Bremer, III)

  /s/ Robert Cizik                            Director                           March 21, 1996
- ------------------------------
     (Robert Cizik)

                                              Director                           March 21, 1996
- ------------------------------
     (Ruth M. Davis)

  /s/ Terry R. Lautenbach                     Director                           March 21, 1996
- ------------------------------
      (Terry R. Lautenbach)

  /s/ Rudolphus F. M. Lubbers                 Director                           March 21, 1996
- ------------------------------
    (Rudolphus F. M. Lubbers)

  /s/ Judith Rodin                            Director                           March 21, 1996
- ------------------------------
     (Judith Rodin)

  /s/ Takeo Shiina                            Director                           March 21, 1996
- ------------------------------
     (Takeo Shiina)

 /s/  Lawrason D. Thomas                      Director                           March 21, 1996
- ------------------------------
     (Lawrason D. Thomas)
